Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Agreement”) is dated as of August 29, 2022 (the “Effective Date”) is entered into by and between IDEANOMICS, INC. (the “Issuer”) and YA II PN, LTD. (“YA II”).

BACKGROUND

WHEREAS, on October 25, 2021, the Issuer issued and sold to YA II, and YA II purchased from the Issuer, that certain Convertible Debenture (No. IDEX-102421) (the “Original Debenture”) with a face amount of $75,000,000.00. As of the Effective Date, the outstanding principal balance (the “Outstanding Balance”) of the Original Debenture was $16,717,808.55, consisting of outstanding principal of $16,666,667.00 and accrued and unpaid interest of $51,141.55.

WHEREAS, the Issuer and YA II have agreed to amend the terms of the Original Debenture as set forth in this Agreement. On the Effective Date, the Issuer shall issue and deliver to YA II, and YA II shall accept from the Issuer, that certain Amended and Restated Convertible Debenture (the “Amended Debenture”) of even date herewith given by the Issuer in favor of YA II, which shall amend and restate the terms of the Original Debenture in its entirety.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follow:

1.             Outstanding Balance; Reaffirmations; Issuance of Amended Debenture. As of the Effective Date, the Outstanding Balance on the Original Debenture was $16,717,808.55, which immediately prior to the Effective Date was due and owing by the Issuer to YA II in accordance with the terms of the Original Debenture. The Issuer had, and has, no right of offset, setoff, deduction, or defense to the enforcement of the terms of the Original Debenture by YA II, and the Issuer hereby waives, and releases YA II from any right it had or may have to any such offsets, setoffs, deductions or defenses to the enforcement by YA II of the Original Debenture. Moreover, the Issuer has no claims or causes of action against YA II or Yorkville Advisors Global, LP (“Yorkville”), YA II’s investment manager, or Yorkville’s and YA II’s respective partners, officers, employees, affiliates or successor or assigns (collectively, the “YA Parties”), and the Issuer hereby waives and releases the YA Parties from any claims or causes of action whatsoever in connection with, or related to, the Original Debenture, any other financing transaction and any other dealings between the parties hereto occurring on or prior to the Effective Date. On the Effective Date, the Issuer shall issue to YA II, and YA II shall accept from the Issuer, the Amended Debenture. The Outstanding Balance of the Original Debenture shall be equal to the Amended Principal Amount as set forth in the Amended Debenture.

2.             Escrow. On the Effective Date, the Issuer shall escrow with Transfer Online, Inc. (the “Escrow Agent”) the sum of $8,333,333.50 (representing 50% of the principal portion of the Outstanding Balance, the “Escrow Funds”)) pursuant to the terms of an Escrow Agreement of even date herewith among the Issuer, YA II and the Escrow Agent, which shall be disbursed by the Escrow Agent in accordance with the terms hereof. If, on or prior to September 12, 2022, the Issuer files with the U.S. Securities and Exchange Commission (“SEC”) all Initial Periodic Reports (as defined herein) required to be filed by the Issuer under applicable laws and regulations so as to be current on all of its periodic SEC filings as of such date, then promptly upon receipt of written instructions from YA II the Escrow Agent shall promptly disburse the Escrow Funds (without interest) to the Issuer. If the Issuer fails to file all Initial Periodic Reports by September 12, 2022, in strict compliance with the immediately preceding sentence, then upon receipt of written instructions from YA II the Escrow Agent shall promptly disburse the Escrow Funds (without interest) to YA II, which amount shall reduce the outstanding balance on the Amended Debenture in accordance with the terms thereof. The Issuer shall pay all fees and expenses of the Escrow Agent.

For purposes hereof, “Initial Periodic Reports” means the Issuer’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2021, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, and (iv) all other reports required to be filed by the Issuer with the SEC under all applicable laws and regulations (including, without limitation, Regulation S-K); provided that all such Initial Periodic Reports shall include, when filed, all financial statements, audit reports (when applicable) and other information required to be included in such Initial Periodic Reports to be in full compliance with all applicable laws and regulations.

3.             Issuer’s Covenants. The Issuer desires to satisfy the Amended Debenture through a conversion, or series of conversions, of the Amended Debenture into shares of Issuer’s common stock to be made by YA II, all on the terms set forth herein and in the Amended Debenture. The Issuer acknowledges, agrees and covenants that YA II has full and complete right and authority to convert the Amended Debenture and sell the underlying common stock at its sole and absolute discretion. The Issuer hereby fully and forever waives any and all defenses to YA II’s enforcement of the Amended Debenture based on the manner, method, or timing of any or all conversions of the Amended Debenture or the sale of any or all of the underlying common stock. The Issuer hereby acknowledges, agrees and covenants that it shall promptly issue to YA II shares of its common stock upon conversion of the Amended Debenture by YA II, all on the terms set forth in the Amended Debenture. The consideration for the conversion of the Amended Debenture shall consist solely of the conversion (and no other consideration) of the Amended Debenture. The Issuer shall reserve the Designated Shares (as defined herein) for the sole and exclusive right of YA II upon conversion of the Amended Debenture. Such reserve shall remain in place until the full outstanding balances of the Amended Debenture is indefeasibly satisfied in full.

4.            Representations and warranties. The Issuer hereby represents and warrants to the YA II as of the date of this Agreement that:

(a)          it has the requisite corporate power and authority to enter into this Agreement and the Amended Debenture and to consummate the transactions contemplated by this Agreement and the Amended Debenture;

(b)          it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and the Amended Debenture and no further action is required by the Issuer, the Board of Directors or the Issuer’s stockholders in connection therewith;

(c)           the obligations assumed by the Issuer in this Agreement and the Amended Debenture are legal, valid, and enforceable obligations binding on it in accordance with its terms;

(d)          Neither YA II nor any YA Party is an “affiliate” of the Issuer and none of them has been an “affiliate” of the Issuer at any time during the 90 days immediately preceding the Effective Date;

(e)           Neither YA II nor any YA Party has paid or given any monetary consideration to the Issuer in connection with this Agreement or the issuance of the Amended Debenture;

(f)            For purposes of Rule 144 as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Amended Debenture was issued on the date of the issuance of the Original Debenture; namely, October 25, 2021;

(g)           Immediately upon the Issuer’s filing all Initial Periodic Reports, YA II shall be eligible to sell the Underlying Shares (as defined in the Amended Debenture) in accordance with Rule 144. Within three (3) business days of each conversion of the Amended Debenture by YA II, the Issuer shall cause its legal counsel to issue to the Issuer’s transfer agent and/or to YA II one or more legal opinions under which such legal counsel opines that the Underlying Shares may be issued to YA II without restrictive legends and/or any restrictive legends on any Common Shares held by YA II from the conversion of the Debenture or the Amended Debenture may be removed upon YA II’s sale of the Underlying Shares, all in accordance with applicable laws and regulations, including Rule 144 promulgated under the Securities Act.

The Issuer has authority to issue to YA II upon conversion of the Amended Debenture not less than 98,369,977 shares of Common Stock (the “Designated Shares”) in accordance Nasdaq Rule 5635(d) without the necessity of obtaining stockholder approval for the Company’s issuance of the Designated Shares to YA II upon conversion of the Amended Debenture.

5.            Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties’ consents to the jurisdiction of the Courts of the State of New York sitting in New York County, New York and the U.S. District Court for the Southern District of New York sitting in New York County, New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

6.            Fees and Expenses. If the Issuer fails to strictly comply with the terms of this Agreement, then the Issuer shall reimburse YA II promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by YA II in any action in connection with this Agreement, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to YA II’s rights, remedies and obligations, (ii) collecting any sums which become due to YA II, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of YA II.

7.            No Waiver. Any waiver by YA II of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of YA II to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

8.             Savings Provision. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on this Agreement as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to YA II, but will suffer and permit the execution of every such as though no such law has been enacted.

9.             Counterparts and delivery. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.          WAVIER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE AMENDED DEBENTURE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT AND THE AMENDED DEBENTURE.

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IN WITNESS WHEREOF, the Issuer and YA II have caused this Agreement to be signed by their duly authorized officers.

IDEANOMICS, INC.

By:	/s/ Alfred P. Poor
Name:	Alfred P. Poor
Title:	Chief Executive Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:	/s/ Troy Rillo
Name:	Troy Rillo
Title:	Member